UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT – July 25, 2025
(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

855 S. MINT STREET, CHARLOTTE, NC..................................................28202
......(Address of principal executive offices).................................................(Zip Code)

 Registrant’s telephone number, including area code: (704) 627-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	HON	The Nasdaq Stock Market LLC
3.500% Senior Notes due 2027	HON 27	The Nasdaq Stock Market LLC
2.250% Senior Notes due 2028	HON 28A	The Nasdaq Stock Market LLC
3.375% Senior Notes due 2030	HON 30	The Nasdaq Stock Market LLC
0.750% Senior Notes due 2032	HON 32	The Nasdaq Stock Market LLC
3.750% Senior Notes due 2032	HON 32A	The Nasdaq Stock Market LLC
4.125% Senior Notes due 2034	HON 34	The Nasdaq Stock Market LLC
3.750% Senior Notes due 2036	HON 36	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02    Termination of a Material Definitive Agreement

As previously disclosed, on October 14, 2018, in connection with the complete legal and structural separation (the “Spin-Off”) of Resideo Technologies, Inc. (“Resideo”) from Honeywell International Inc. (the “Company”), the Company entered into certain agreements with Resideo, including an Indemnification and Reimbursement Agreement, dated October 14, 2018, between New HAPI Inc. (as subsequently assigned to Resideo Intermediate Holding Inc. (“RIH”)) and the Company (the “Indemnification and Reimbursement Agreement”), to which relevant Resideo subsidiaries have become parties.

Pursuant to the Indemnification and Reimbursement Agreement, RIH has an obligation to make cash payments to the Company in amounts equal to 90% of payments, which include amounts billed (“payments”), with respect to certain environmental claims, remediation and, to the extent arising after the Spin-Off, hazardous exposure or toxic tort claims, in each case, including consequential damages (the “liabilities”) in respect of specified properties contaminated through historical business operations, including the legal and other costs of defending and resolving such liabilities, less 90% of the Company’s net insurance receipts relating to such liabilities, and less 90% of the net proceeds received by the Company in connection with (i) affirmative claims relating to such liabilities, (ii) contributions by other parties relating to such liabilities and (iii) certain property sales (the “recoveries”). The amount payable by RIH in respect of such liabilities arising in any given year is subject to a cap of $140 million (exclusive of any late payment fees up to 5% per annum). The Indemnification and Reimbursement Agreement was intended to remain in effect until the earlier of: (1) December 31, 2043; or (2) December 31 of the third consecutive year during which the annual indemnification obligation (including in respect of deferred payment amounts) has been less than $25 million.

On July 30, 2025, the Company, Resideo, RIH and certain guarantor parties thereto entered into a termination agreement (the “Agreement”) for the accelerated monetization of the Indemnification and Reimbursement Agreement. The closing of the transactions contemplated by the Agreement is expected to occur effective no later than August 29, 2025 (the “Closing”), which date may be extended by Honeywell to October 30, 2025, if the termination has not occurred and the Agreement has not otherwise been terminated by August 29, 2025.

Under the Agreement, at the Closing, RIH has agreed to pay the Company a one-time cash payment of $1.59 billion (the “Payment”), in lieu of all future payments to which the Company is entitled pursuant to the Indemnification and Reimbursement Agreement. Additionally, on July 29, 2025, Resideo paid the Quarterly Payment of $35,000,000 to be paid pursuant to Section 2.3(c) of the Indemnification and Reimbursement Agreement in connection with the Fiscal Quarter ending September 30, 2025.

From signing until Closing (or termination of the Agreement), any amounts that would otherwise be due under the Indemnification and Reimbursement Agreement are suspended and tolled, and if the Closing occurs, these tolled amounts are not payable. However, if the Agreement is terminated, any such tolled amounts become due with 5% interest per annum.

Under the Agreement, Resideo and RIH represent and warrant that they have received financing commitments to secure financing sufficient, together with available cash on hand, to fund the Payment and that no material defaults exist under such financing arrangements. The obligations of Resideo and RIH under the Agreement are not conditioned on such financing being obtained. If the Closing does not occur by August 29, 2025 and the Agreement is terminated by Honeywell thereafter, or if the Closing does not occur by October 30, 2025 and the Agreement is terminated by Resideo thereafter, in each case when the financing to be received by Resideo has not yet been received, Resideo is required to pay the Company a fee of $100 million as liquidated damages and the Indemnification and Reimbursement Agreement and all guarantees entered into pursuant to the terms thereof will remain in effect.

The foregoing description of the Indemnification and Reimbursement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification and Reimbursement Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 15, 2018, which is incorporated by reference herein.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 25, 2025, the Board of Directors (the “Board”) of the Company amended and restated the By-laws of the Company (as amended and restated, the “By-laws”), effective as of such date, to include a new Section 17 in Article V related to the designation of a Senior Management Official for purposes of the United States National Industrial Security Program Operating Manual.

The foregoing summary is qualified in its entirety by reference to the text of the By-laws of the Company, filed herewith as Exhibit 3(i) and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit #	Description
3(i)	Amended and Restated By-laws of Honeywell International Inc., dated July 25, 2025.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 30, 2025	HONEYWELL INTERNATIONAL INC.

By: /s/ Su Ping Lu
Su Ping Lu
Senior Vice President, General Counsel and Corporate Secretary